Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.11 to Registration Statement on Form F-1 of our report dated December 22, 2022, with respect to our audit of the consolidated financial statements of EShallGo Inc.as of March 31, 2022 and for the year ended March 31, 2022, which report appears in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Friedman LLP

New York, New York

June 27, 2024